 EXHIBIT 99.1
NII HOLDINGS ANNOUNCES RESTRUCTURING AGREEMENT

RESTON, Va., November 24, 2014 - NII Holdings, Inc. [OTCPK: NIHDQ] today announced that the Company and twelve of its wholly-owned subsidiaries, which previously sought bankruptcy protection, have reached an agreement with their major stakeholders, including their two largest creditors and the official committee of unsecured creditors, on the material terms of a reorganization plan to be implemented in their chapter 11 cases pending in the U.S. Bankruptcy Court for the Southern District of New York following negotiations between and among the Company and such stakeholders.

As described in more detail in a restructuring term sheet included in the Company's current report on Form 8-K filed with the Securities and Exchange Commission today, the reorganization plan will:

•	strengthen the Company’s balance sheet by converting $4.35 billion of the Company’s unsecured notes into equity interests in the reorganized Company;

•
enhance the reorganized Company’s liquidity by providing $500 million of new capital through a fully backstopped $250 million rights offering of the reorganized Company’s stock that will be made available on a pro rata basis to holders of the Company's senior notes and an additional $250 million of exit financing in the form of debt; and

•	implement a global settlement of all claims related to certain complex intercompany and inter-creditor disputes.

“After months of hard work, we are pleased to announce an agreement on the key terms of a reorganization plan that provides a path for the Company to emerge from bankruptcy in a healthy financial position to effectively compete in the wireless marketplace,” said Steve Shindler, NII Holdings' chief executive officer. “This deal is an important step in the process and allows us to move forward and present our reorganization plan to the court for its approval.”

The Company and its major stakeholders have also entered into a restructuring support agreement in which the parties agree to take actions to implement and support the reorganization plan contemplated by the restructuring term sheet.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, VA, is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings has been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. Visit the Company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2014. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the risk that our network technologies will not perform properly or support the services our customers want or need; the ability of the Company to continue as a going concern; the ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings; the ability to develop and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings, including a plan as described herein; the impact of Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the Chapter 11 proceedings in general; the length of time NII Holdings and the other Debtors in the Chapter 11 proceedings will be subject to those proceedings and the Bankruptcy Court’s jurisdiction; risks associated with actions taken or motions filed by third parties in the Chapter 11 proceedings, which may interfere with the ability to develop and consummate one or more plans of reorganization once such plans are developed, including a plan as described herein; the potential adverse effects of the Chapter 11 proceedings on the liquidity, results of operations, brand or business prospects of the Company’s operating subsidiaries, the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 proceedings and other litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations:
Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com